UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2016

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Marlin Business Services Corp. (the “Company”) approved the grant of equity awards under the Company’s 2014 Equity Compensation Plan (the “Plan”) to Jeffrey A. Hilzinger, the Company’s Chief Executive Officer.

As previously disclosed, Mr. Hilzinger’s employment as Chief Executive Officer commenced on June 1, 2016 (the “Hilzinger Commencement Date”) pursuant to the terms of an employment offer letter, dated April 25, 2016, by and between the Company and Mr. Hilzinger (the “Offer Letter”). The terms of the Offer Letter provided that Mr. Hilzinger would receive equity awards under the Plan in an amount equal to (i) 20,590 shares with vesting over a three-year period (the “Restricted Stock Award”), and (ii) 60,000 shares with vesting based on performance goals to be established by the Compensation Committee (the “Hilzinger Performance Award”).

With respect to the Restricted Stock Award, on the Grant Date the Compensation Committee approved the grant of 20,590 shares of restricted common stock under the Plan, vesting one-third on the first anniversary of the Grant Date, and vesting one-third on each of the second and third anniversaries of the Hilzinger Commencement Date, provided that Mr. Hilzinger must remain continuously employed with the Company through such anniversaries to become vested, and subject to the terms and conditions set forth in the Plan and the applicable award agreement. With respect to the Hilzinger Performance Award, on the Grant Date the Compensation Committee approved the grant of a performance stock unit award equal to 60,000 stock units that potentially are convertible into shares of the Company’s common stock under the Plan up to a maximum of up to 60,000 shares if the Company achieves the performance goals established by the Compensation Committee (the “Performance Goals”) during a performance period from the first anniversary of the Grant Date to the third anniversary of the Grant Date (the “Performance Period”), and Mr. Hilzinger remains continuously employed with the Company through the fourth anniversary of the Grant Date, subject to the terms and conditions set forth in the Plan and the applicable performance stock unit award agreement (the “Performance Stock Unit Award Agreement”). The achievement of the Performance Goals, which will be determined and certified by Compensation Committee within 30 days after the end of the Performance Period, is based on the highest level of total shareholder return achieved during the Performance Period, assuming the reinvestment of dividends from the Grant Date to the applicable measurement date.

Also on the Grant Date, the Compensation Committee approved the grant of the performance stock unit awards to the following executive officers: 18,000 stock units to Edward J. Siciliano, Executive Vice President and Chief Operating Officer; 12,000 stock units to William Taylor Kamp Jr., Senior Vice President and Chief Financial Officer; and 6,000 stock units to Edward R. Dietz, Senior Vice President and General Counsel. These stock unit awards potentially are convertible into shares of the Company’s common stock under the Plan up to a maximum number equal to the stock units granted if the Company achieves the Performance Goals during the Performance Period, and such executive officer remains continuously employed with the Company through the fourth anniversary of the Grant Date, subject to the terms and conditions set forth in the Plan and the applicable Performance Stock Unit Award Agreement. The achievement of the Performance Goals will be determined for these executive officers in the same manner, at the same time and on the same basis as for Mr. Hilzinger.

The form of Performance Stock Unit Award Agreement available under the Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Performance Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: September 19, 2016	By:	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Performance Stock Unit Award Agreement